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                                                                    Exhibit 10.7

                          AMENDED TAX SHARING AGREEMENT

          AGREEMENT, dated as of January 1, 2005, by and between Alleghany Insurance Holdings LLC, a Delaware limited liability company ("AIHL"), and Darwin Professional Underwriters, Inc. ("Darwin').

                                   WITNESSETH:

          WHEREAS, AIHL is wholly-owned by Alleghany Corporation, a Delaware corporation ("Alleghany"), and is treated as a "disregarded entity" for Federal income tax purposes; and

          WHEREAS, Alleghany is the "common parent" corporation of an "affiliated group" of corporations (the "Alleghany Group"), as those terms are defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which group, by reason of Alleghany's ownership of AIHL, includes Darwin, and any corporation that is or subsequently becomes a member of an "affiliated group" of which Darwin would be the "common parent," as such terms are defined in Section 1504(a) of the Code, if Darwin were owned by individuals (Darwin and any current or future member of its affiliated group being referred to herein as the "Darwin Group"); and

          WHEREAS, AIHL has agreed with Alleghany for determining on an equitable basis the amount to be paid by AIHL to Alleghany on account of the ownership by AIHL of any entity included in the Alleghany Group; and

          WHEREAS, AIHL and Darwin desire to agree on an equitable basis for determining the amount to be paid by Darwin to AIHL on account of the inclusion of the Darwin Group in the Alleghany Group; and that it may have under this Agreement. Alleghany shall have full and sole responsibility and discretion in handling, settling,

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compromising or contesting any tax audit or contest involving such Tax Claim;
provided, however, that at the time that Darwin is no longer a member of the Alleghany Group, Alleghany shall keep Darwin informed as to the progress of any tax audit or contest and, if requested by Darwin, shall consult with, and consider in good faith any recommendation by, Darwin (or its counsel) concerning the conduct of such tax audit or contest.

          1. Resolution of Disputes as to the Darwin Group's Hypothetical Tax. In the event of a disagreement between the parties hereto as to the amount of the Darwin Group's hypothetical tax for any taxable year covered by this Agreement, such amount shall be determined by the independent certified public accountants who audit the certified financial statements of Alleghany for such taxable year, and the determination of such accountants shall be final and binding on the parties hereto; provided, however, that if the independent certified public accountants who audit the certified financial statements of Alleghany for such taxable year are not permitted or are unwilling to resolve any such disagreement, then Alleghany and Darwin shall submit such disagreement to a mutually acceptable national accounting firm (which shall not be the accountants who regularly audit the financial statements of Darwin), whose decision shall be conclusive and binding on Alleghany and Darwin. Alleghany and Darwin shall each pay one-half of the fees and expenses of such mutually acceptable national accounting firm.

          2. Earnings and Profits and Characterization of Payments. Earnings and profits of each member of the Alleghany Group shall be calculated by allocating the federal income tax liability of the Alleghany Group to each member in accordance with


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the method described in Section 1552(a)(2) of the Code and the applicable
Treasury Regulations thereunder.

          3. Termination of Membership in the Alleghany Group.

          (a) If Darwin should cease to be a member of the Alleghany Group at any time, Darwin and AIHL agree that for income tax purposes the taxable period of the Darwin Group which began on January 1 of the calendar year in which Darwin ceases to be a member of the Alleghany Group shall be terminated as of the close of business on the date Darwin ceases to be a member of the Alleghany Group (the "Termination Date") in accordance with Treasury Regulations Section 1.1502-76(b)(1) and items of income, gain, loss, deduction or credit (other than transactions properly allocable thereunder to the portion of the day after the Termination Date shall occur) shall be apportioned based upon a closing of the books for income tax purposes in accordance with Treasury Regulation Section 1.1502-76(b), as reasonably applied by Alleghany. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items), and Treasury Regulation Section 1.150276(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items, including, without limiting the generality of the foregoing, compensation items) for the month which includes the Closing Date. All amounts attributable to any deferred intercompany transactions (as defined in Treasury Regulation Section 1.1502-13) any "excess loss accounts" (as defined in Treasury Regulation Section 1.1502-19) and other similar items among or involving the members of the Darwin Group required to be taken into account at the time Darwin ceases to be a member of the Alleghany Group shall be taken into account in computing the Darwin Group's hypothetical tax for the taxable period that


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includes the Termination Date. Darwin agrees to file all tax returns, handle the contest of any audit and otherwise act for all Tax purposes consistent with the provisions of this Section 7(a).

          (b) Except as otherwise expressly contemplated by this Agreement, from and after the Termination Date, Darwin will not without the prior written consent of Alleghany (which consent shall not be unreasonably conditioned, delayed or withheld), directly or indirectly make, change or revoke, or permit to be made, changed or revoked, any election or method of accounting with respect to federal income taxes affecting the liability of the Darwin Group for tax periods prior to the Termination Date or that is intended to be effective prior to the Termination Date.

          (c) All of the obligations of Darwin under this Agreement shall continue in full force and effect following the Termination Date notwithstanding that neither Darwin nor the Darwin Group may be members of the Alleghany Group, including without limiting the generality of the foregoing, Darwin's obligation to pay AIHL any additional federal income taxes arising by reason of any adjustments to the Darwin Group's hypothetical tax for any taxable year that Darwin was a member of the Alleghany Group. All of the obligations of AIHL shall be terminated effective as of the Termination Date, except the obligations of AIHL under Sections 3(b), 3(e) and 9.

          (d) None of Darwin, the Darwin Group, or any affiliated group (within the meaning of Section 1504(a) of the Code), which includes any member of the Darwin Group shall claim in, or carryback to, any taxable year for which a consolidated federal income tax return is or was filed by Alleghany any item of loss, deduction or credit arising in any tax period beginning after the Termination Date.


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          (e) Notwithstanding that Darwin may not have been paid for all of the net operating losses, net capital losses, credits against tax or other tax deductions or benefits (the "Tax Benefits") generated while Darwin was a member of the Alleghany Group or that the Tax Benefits of the Darwin Group following the Termination Date may be less than the Tax Benefits immediately preceding the Termination Date, neither AIHL nor any other member of the Alleghany Group shall have any obligation to pay or otherwise compensate Darwin or any member of the Darwin Group for or in respect of such Tax Benefits.

          4. Retention and Access to Tax Records.

          (a) Darwin shall, and shall cause the members of the Darwin Group, to preserve and keep all information returns with respect to federal income taxes, or any other similar reports, statements, declarations, or documents required to be filed by, or furnished to, any member of the Darwin Group under the Code, including any attachments, exhibits, or other materials submitted with any of the foregoing, including any amendments or supplements to any of the foregoing, any federal income tax return work papers, any books and records relating to or effecting, federal income taxes, any documentation relating to any audit, review, examination, or any other administrative or judicial proceeding with the purpose of effect of redetermining federal income taxes, and any other books of account or records required to be maintained under the Code or Treasury Regulation or under any record retention agreement with the Internal Revenue Service ("Tax Records") relating to the assets and activities of the Darwin Group for tax periods for which any were members of the Alleghany Group for so long as the contents thereof may become material in the administration of any matter under the Code, but in


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any event until the later of (i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Termination Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, Darwin reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8(a) are no longer material in the administration of any matter under the Code, Darwin may dispose, or may permit the members of the Darwin Group to dispose, of such records upon 90 days' prior notice to Alleghany. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. Alleghany shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

          (b) Darwin shall, and shall cause each member of the Darwin Group to, cooperate in good faith with AIHL (and AIHL's legal and accounting representatives) (including by copying relevant records and providing access to or making available relevant personnel) in connection with the preparation of any federal consolidated income tax returns (including any amended consolidated federal income tax returns), the determination of the Alleghany Group's own liability for federal income taxes, the determination of any item or matter effecting the Darwin Group's hypothetical tax for any year and any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the determination of any item or matter effecting the Darwin Group's hypothetical tax. Any information obtained pursuant to this
Section 9 shall be held in strict confidence by AIHL and shall be used solely in connection with the reason for which it was requested.


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          5. AIHL Liability. Provided that Darwin and the members of the Darwin
Group have performed each and every obligation under this Agreement (whether or not material), AIHL shall be liable for, and shall indemnify and hold harmless Darwin and each member of the Darwin Group from and against any liability for federal income taxes of the Alleghany Group imposed by Subtitle A or F of the Code or Chapter 43 of Subtitle D of the Code.

          6. Miscellaneous Provisions.

          (a) Entire Understanding. This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (b) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

          (c) Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things (including, without limitation, by causing their subsidiaries to execute and deliver such instruments and to do such acts and things) as may be required to carry out the intent and purpose of this Agreement.

          (d) Fees and Expenses. All fees and expenses of the preparation of any tax returns, any fees and expenses related to, or arising out of, the examination of any such tax returns and all costs of defending any adjustments or proposed adjustments, as


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the case may be, which are attributable to the Darwin Group shall be allocated by AIHL to Darwin, and the amounts so allocable to the Darwin Group shall be paid by Darwin to AIHL promptly upon request.

          (e) Interest and Penalties. If any interest is to be paid or received as a result of any tax deficiency or refund, or any penalties are imposed with respect to the treatment of any item on any return or schedule, in each case attributable to the Darwin Group, then such interest or penalty shall be allocated by AIHL, and the amounts so allocable to the Darwin Group shall be paid by Darwin to AIHL, or from AIHL to Darwin, as the case may be, promptly following the demand therefore by any taxing authority or the receipt thereof by Alleghany, as the case may be.

          (f) Allocations and Apportionments. Whenever any amount or item is required to be apportioned or allocated pursuant to this Agreement, such amount shall be allocated in good faith and a manner that is reasonable in view of all applicable circumstances. However, any amount allocated or apportioned shall be deemed correct absent bad faith or manifest error.

          (g) Third Party Beneficiary. AIHL and Darwin intend that Alleghany is a third party beneficiary of this Agreement, entitled to enforce all of the rights of AIHL and the obligations of Darwin hereunder as if it were a party hereto. Notwithstanding the foregoing, Alleghany shall not be subject to any of the obligations of AIHL, nor shall any of the rights of Darwin be enforceable against Alleghany.

          (h) Interpretation of Terms. Unless otherwise indicated, the words and concepts used in this Agreement shall be given the same definitions and meanings ascribed to them by the Code or the Treasury Regulations. Any alteration, modification,


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addition, deletion, or other change in the applicable provisions of the Code or the Treasury Regulations shall automatically be applicable to this Agreement mutatis mutandis. Unless otherwise indicated, all references herein to a particular section of the Code or the Treasury Regulations shall include any successor provision designated by a different or additional section reference.

          (i) Subsidiary Tax Sharing Agreements. Darwin shall enter into tax sharing agreements with each member of the Darwin Group ("Darwin Group Agreements") which Darwin Group Agreements shall not contain any terms or provisions inconsistent with this Agreement. In addition, to the extent that this Agreement imposes any obligation on the Darwin Group, Darwin shall cause the Darwin Group Agreements to also impose that obligation on each member of the Darwin Group.

          (j) Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of AIHL and Darwin. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (k) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by AIHL and Darwin and each of their respective successors, assigns, heirs and personal representatives. Except for the assignment by AIHL of its rights and obligations to Alleghany, no party shall have the right to assign all


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or part of its rights and obligations under this Agreement without the consent of the other party hereto.

          (l) Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, or sent by express, registered or certified mail, postage prepaid, to AIHL or to Darwin at the address set forth below:

          If to AIHL:

               Alleghany Insurance Holdings LLC
               c/o Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: Chairman

          with a copy to:

               Alleghany Corporation
               7 Times Square Tower
               17th Floor
               New York, NY 10036
               Attention: General Counsel

          If to Darwin:

               Darwin Professional Underwriters, Inc.
               9 Farm Springs Road Farmington
               Connecticut 06032
               Attention: Chairman

Any party may, by written notice to the other party hereto, change the address to which notices to such party are to be delivered or mailed.

          (m) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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          (n) Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          (o) Effective Date. This Agreement shall be effective from and after January 1, 2005 for all tax periods, whether before or after January 1, 2005.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        ALLEGHANY INSURANCE HOLDINGS LLC


                                        By:  /s/ Roger B. Gorham
                                             -----------------------------------
                                        Name Roger B. Gorham
                                             -----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        DARWIN PROFESSIONAL UNDERWRITERS, INC.


                                        By: /s/ John L. Sennott, Jr.
                                            ------------------------------------
                                        Name John L. Sennott, Jr.
                                             -----------------------------------
                                        Title:  SVP, CFO
                                                --------------------------------



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